Exhibit 99.5

October 25, 2006

Mr. Joseph B. Leonard

Chairman and Chief Executive Officer

Air Tran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

Dear Joe:

We have received your letters of October 20, 2006 and October 23,2006. We appreciate your interest in our company. Your indication of interest has been provided to our Board of Directors for its review and consideration, and I expect that we will respond in due course. We do understand your interest in proceeding in an expeditious manner, but as I am sure you appreciate, we are not in a position at this point to commit to timing. Finally, until our Board of Directors has had an adequate opportunity to consider your indication of interest, I do not think that it is advisable to schedule any meetings at this point as suggested in your October 23rd letter.

Thank you again for your interest in our company.

Very truly yours,

/s/ Tim
Timothy E. Hoeksema
Chairman, President and CEO

MW 1217945 Clare Campus-West Wing, 674 South Howell Avenue, HQ-6, Oak Creek WI 53154-1402

Direct: 414-570-2950 Fax: 414-570-0080 Web: www.midwesternairlines.com E-mail:

time.hoeksema@midwestairlines.com

MIDWEST AIR GROUP, INC. IS A PUBLIC COMPANY, TRADED ON THE AMEX UNDER THE SYMBOL MEH